Exhibit 99.1

Pro-Pharmaceuticals Requests Meeting with the FDA to Discuss New Drug Application for Co-administration of DAVANAT(R) with 5-FU to Treat Cancer Patients

 5-FU is one of the most widely used chemotherapy drugs in the world

    NEWTON, Mass.--(BUSINESS WIRE)--Feb. 12, 2007--Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds, today announced it has requested a meeting with the U.S. Food & Drug Administration (FDA) to discuss data and plans for submitting a New Drug Application (NDA), under Section 505 (b)(2), for DAVANAT(R) to be co-administered with 5-Fluorouracil (5-FU) to treat cancer patients.

    DAVANAT(R), the Company's lead drug candidate, is a carbohydrate polymer, composed of mannose and galactose (galactomannan). 5-FU is an FDA-approved chemotherapy drug that is used to treat various types of cancers, including colorectal, breast and gastrointestinal.

    "Our goal is to commercialize our compounds and get them to market in multiple applications and indications," said David Platt, Ph.D., President & Chief Executive Officer, Pro-Pharmaceuticals, Inc. "To gain FDA marketing approval for our lead compound DAVANAT(R) would be a major milestone in the development of our technology. Pharmaceutical companies are also evaluating our carbohydrate compounds for use with their chemotherapeutic agents."

    The Company is using DAVANAT(R) to obtain more timely and efficient marketing approval of new formulations of previously approved therapeutics which incorporate the Company's proprietary drug target delivery compound through Section 505(b)(2). The FDA has approved galactomannans for oral and topical applications. The Company is seeking approval for co-administration of DAVANAT(R) (a galactomannan) with 5-FU for intravenous injection in the treatment of cancer.

    About Section 505(b)(2)

    Section 505(b)(2) of the U.S. Food, Drug & Cosmetic Act allows the FDA to approve an NDA submission where data is available from scientific literature or data previously cited by the FDA as the basis for the approval of related drugs. This procedure makes it easier and potentially faster for drug developers to obtain approval of new drugs or new formulations based, in part, on proprietary safety or effectiveness data of the developer of the original drug. Examples of 505(b)(2) applications include changes to dosage forms or routes of administration. In the case of DAVANAT(R), the application is for intravenous co-administration with 5-FU for the treatment of cancer.

    Further information can be found at: "Guidance for Industry;
Applications Covered by Section 505(b)(2)" http://www.fda.gov/cder/guidance/2853dft.pdf and "Guidance for
Industry; Formal Meetings with Sponsors and Applicants for PDUFA
Products" http://www.fda.gov/cber//gdlns/mtpdufa.pdf.

    About DAVANAT(R)

    DAVANAT(R), the Company's lead drug candidate, is a polysaccharide (carbohydrate polymer) composed of mannose and galactose (galactomannan). The Company believes DAVANAT(R)'s mechanism of action is based upon binding to lectins on the cell surface. Lectins are carbohydrate-binding proteins found in increased amounts on cell surfaces. DAVANAT(R), when injected into humans, recognizes and attaches to lectins. It is theorized that DAVANAT(R) targets specific lectin receptors (Galectins) that are over-expressed on cancer cells. Current research indicates that Galectins affect cell development and play important roles in cancer, including tumor cell survival, angiogenesis and tumor metastasis. This form of targeted delivery may allow for higher doses of chemotherapy administration with no increase in toxicity.

    Product Pipeline

    DAVANAT(R) is a powerful target delivery technology that may enhance the safety and efficacy profile of a variety of FDA-approved chemotherapy drugs. The Company continues to develop and expand its pipeline of drug candidates using DAVANAT(R) and 5-FU in combination with other chemotherapeutics and biologics, such as irinotecan and AVASTIN(R).

    The Company also is using its carbohydrate technology to develop novel anti-fibrosis drugs. In a research collaboration on liver fibrosis with the Mount Sinai School of Medicine, early results are promising and further pre-clinical research is underway. Mount Sinai has one of the world's largest, most productive and well-respected liver research programs. According to the American Liver Foundation, approximately 25 million Americans are or have been afflicted with liver and biliary diseases. The Company also is developing new chemical entities based on anti-fungal drugs and statin molecules.

    Phase II Clinical Trials

    The Company is conducting two Phase II clinical trials that are actively recruiting patients at 8 sites. The studies are evaluating DAVANAT(R) with 5-FU in first line therapy in biliary and colorectal cancers. AVASTIN(R) and Leucovorin are also being administered in treating colorectal patients. The company expects additional sites to become active shortly. Additional information on these clinical trials can be found at www.clinicaltrials.gov. Key word: DAVANAT(R). The Company successfully completed a Phase I trial for end-stage cancer patients with all solid tumors and a Phase II trial for end-stage colorectal cancer patients.

    Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

    Pro-Pharmaceuticals is a development stage pharmaceutical company engaged in the discovery, development and commercialization of carbohydrate-based therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases. Initially, the product pipeline is principally focused on increasing the efficacy and decreasing the toxicity of approved chemotherapy drugs. The Company has been conducting clinical and pre-clinical studies with its lead compound, DAVANAT(R), in combination with 5-FU, leucovorin, irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin, and bevacizumab (AVASTIN(R)). Results show that DAVANAT(R) exhibits a broad spectrum of activity with tested drugs. The Company is developing other carbohydrate-based therapeutic compounds that are currently in the pre-clinical stage of development. Founded in 2000, the Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

    FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: uncertainties as to the utility and market for our potential products; uncertainties associated with pre-clinical and clinical trials of our product candidates; our limited experience in product development and expected dependence on potential licensees and collaborators for commercial manufacturing, sales, distribution and marketing of our potential products; possible development by competitors of competing products and technologies; lack of assurance regarding patent and other protection of our proprietary technology; compliance with and change of government regulation of our activities, facilities and personnel; uncertainties as to the extent of reimbursement for our potential products by government and private health insurers; our dependence on key personnel; our history of operating losses and accumulated deficit; and economic conditions related to the biotechnology and bio-pharmaceutical industry. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements.

    More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company's views as of the date of this news release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

    DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. CARBOSOME is a trademark of Pro-Pharmaceuticals. AVASTIN is a registered trademark of Genentech, Inc.

    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com